EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-11323 and 333-19891 of The Bombay Company, Inc. on Form S-8 of our report dated May 11, 2006, appearing in this Annual Report on Form 11-K of The Bombay Company, Inc. Employee 401(k) Savings and Stock Ownership Plan for the years ended December 31, 2005 and 2004.

/s/ WHITLEY PENN
June 26, 2006